SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  July 14, 2003

(Date of earliest event reported)

LCA-Vision Inc.

(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	0-27610 (Commission File No.)	11-2882328 (IRS Employer Identification Number)

7840 Montgomery Road, Cincinnati, Ohio	45236
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 792-9292

N/A

(Former name or former address, if changed since last report)

Item 5.  Other Events

LCA-Vision Inc. issued a press release announcing that effective August 1, Kevin M. Hassey is joining the Company as president.

Item 7.  Financial Statements and Exhibits

(a)  Exhibits

99.1  Press Release dated July 14, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCA-VISION INC.

Date: 7/14/03	By: Alan H. Buckey Alan H. Buckey Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT 99.1

Contacts:

Stephen N. Joffe

Jody Cain

Chairman and CEO

Lippert/Heilshorn & Associates

LCA-Vision Inc.

(310) 691-7100

(513) 792-9292

jcain@lhai.com

LCA-VISION NAMES KEVIN M. HASSEY PRESIDENT

CINCINNATI (July 14, 2003) – LCA-Vision Inc. (Nasdaq NM: LCAV), a leading provider of laser vision correction services under the LasikPlus brand, today announced that effective August 1,  Kevin M. Hassey, 46, is joining the Company as president.  He brings to LCA-Vision more than 20 years of executive management and marketing experience, including expertise in building a managed care business in the eye care industry.  Mr. Hassey succeeds Joseph B. Dzialo, who is leaving the Company to pursue other business opportunities.

For the past 11 years, Mr. Hassey has been with Luxottica Group, most recently as vice president and general manager of the Eyemed Managed Care Division.  In this capacity, Mr. Hassey led an effort which resulted in Eyemed growing to become the second largest managed vision care organization in America.  Sales from the Eyemed Managed Care Division increased nearly 5-fold under his leadership.  Prior to his most recent position, Mr. Hassey held various marketing-focused management positions at Lenscrafters, and previously spent a number of years in brand management at The Procter & Gamble Company.  Mr. Hassey received an M.B.A. from Carnegie Mellon University and a B.S. in marketing from Boston College.

Commenting on this appointment, Stephen N. Joffe, chairman and chief executive officer of LCA-Vision, said, “Kevin has a proven record in driving sales, maximizing profitability, building brands and growing market share.  With his experience in managed care and his marketing expertise, particularly in the optical industry, we are confident Kevin will be a valuable addition to our management team, and we are fortunate to have him join us at this exciting time in LCA-Vision’s growth.”

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“I look forward to the many opportunities at LCA-Vision and to put my operational, marketing and organizational experience to work for this well-recognized and highly-regarded industry leader,” said Mr. Hassey.  “I see significant opportunities in the laser vision correction industry as new procedures are introduced and managed care opens the way for new patients.  I believe LCA-Vision is well positioned to take advantage of the opportunities that lie ahead.”

LCA-Vision owns and operates 33 LasikPlus laser vision correction facilities in the U.S., plus two centers in Canada and a joint venture in Europe.

For additional information, please visit the Company’s Web site at www.lasikplus.com.  Individuals interested in scheduling a free vision evaluation can call the Company’s patient care center at (888) 529-2020.

This news release contains forward-looking statements that are subject to risks and uncertainties that may result in actual results to differ materially from current expectations.  For a discussion of risks and uncertainties that the Company faces, please refer to the company’s filings with the Securities and Exchange Commission including, but not limited to, Forms 10-K and 10-Q.

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